                                                                     EXHIBIT 4.7

         FIRST AMENDMENT (this "Amendment"), dated as of November ___, 2001, to
                                ---------
the Vicar Operating, Inc. Senior Subordinated Notes Indenture (the "Company
                                                                    -------
Indenture"), dated as of September 20, 2000, by and among Vicar Operating, Inc.,
---------
a Delaware corporation (the "Company"), the guarantors named therein and Chase
                             -------
Manhattan Bank and Trust Company, National Association, a national banking association organized under the federal laws of the United States, as trustee. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Company Indenture.

                                    RECITALS
                                    --------

         WHEREAS, the parties have agreed to amend the Company Indenture, but only upon the terms and subject to the conditions set forth below,

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1.       Section 1.01 (Definitions).  Section 1.01 of the Company Indenture
         --------------------------
shall be amended by inserting the following terms with the following definitions thereof:

         "Company 144A Notes" shall mean the ___% Senior Subordinated Notes due
          ------------------
2009 to be issued by the Company pursuant to the Company 144A Notes Indenture in an original aggregate principal amount of up to $175,000,000.

         "Company 144A Notes Indenture" shall mean the Indenture to be entered
          ----------------------------
into among the Company, the Guarantors (as defined therein) and the trustee named therein, pursuant to which the Company 144A Notes shall be issued

2.       Section 1.01 (Definitions).
         --------------------------

         a.       Clause (iii) of the definition of "Change of Control" in
Section 1.01 of the Company Indenture shall be amended to read in its entirety as follows:

"(iii) the consummation of any transaction (including, without limitation, any merger or consolidation), as a result of which, (x) prior to a Note Registration, (1) the Principals, Management Investors and their Related Parties beneficially own and control, directly or indirectly, less than 40% of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings, or (2) GEI and its Affiliates beneficially own, directly or indirectly, less than 20% of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings, or (y) Holdings ceases to own directly 100% of the outstanding Equity Interests of the Company or (z) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), other than the Principals, Management Investors or their Related Parties, shall have acquired, directly or indirectly, beneficial ownership of 35% or more on a fully diluted basis of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings or the Company and the Principals, Management Investors or their Related Parties have less voting power than such Person or "group" or"

         b.       The definition of "Consolidated Interest Expense" in Section
1.01 of the Company Indenture shall be amended to read in its entirety as follows:

         "Consolidated Interest Expense" means for the applicable period of
          -----------------------------
measurement of the Company and its Subsidiaries on a consolidated basis, the aggregate interest expense (whether or not payable in cash) for such period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Company and its Subsidiaries on a consolidated basis, but excluding all amortization of financing fees and other charges incurred by the Company and its Subsidiaries in connection with the issuance of the Notes, the Company 144A Notes and the borrowings under the Credit Agreement, minus interest income of the Company and
                                       -----
its Subsidiaries for such period, on a consolidated basis.

         c. The definition of "Consolidated EBITDA" in Section 1.01 of the Company Indenture shall be amended to read in its entirety as follows:

         "Consolidated EBITDA" means for the applicable period of measurement,
          -------------------
the Consolidated Net Income of the Company and its Subsidiaries on a consolidated basis, plus, without duplication, the following to the extent
                    ----
deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, plus (ii) provisions for taxes based on income, plus
                         ----                                            ----
(iii) total depreciation expense, plus (iv) total amortization expenses, plus
                                  ----                                   ----
(v) other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item but, notwithstanding anything to the contrary herein, including without limitation, reserves for lease expenses and charges and expenses related to the closure of hospitals to the extent not paid in cash), plus (vi) non-recurring
                                                      ----
costs incurred by Holdings and its Subsidiaries in 1999 relating to year 2000 computer matters, plus (vii) other one-time non-recurring charges incurred by
                  ----
Holdings, the Company or any of its Subsidiaries associated with the consummation of Holdings' initial public offering and the issuance of the Company 144A Notes,, including, without limitation (A) any non-cash charges incurred by Holdings and/or the Company; provided that such non-cash charges shall not exceed $10,400,000 in the aggregate; (B) a one-time payment to GEI; provided that such one-time payment to GEI shall not exceed $8,000,000; and (C) underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, less other
                                                                    ----
non-cash items increasing Consolidated Net Income (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period).

         d. The definition of "Holdings" in Section 1.01 of the Company Indenture shall be amended to read in its entirety as follows:

         "Holdings" means VCA Antech, Inc., a Delaware corporation (formerly
          --------
known as Veterinary Centers of America, Inc.).

         e. Clause (i) of the definition of "Permitted Partially Owned Subsidiary" in Section 1.01 of the Company Indenture shall be amended to read in its entirety as follows:

"(i) with respect to each Permitted Partially Owned Subsidiary other than the Exempt Subsidiaries, Capital Stock representing 51% or more of the aggregate voting and economic interests in such Subsidiary is directly or indirectly owned, beneficially and of record, by the Company,"

         f. Clause (iv) of the definition of "Permitted Partially Owned Subsidiary" in Section 1.01 of the Company Indenture shall be amended to read in its entirety as follows:

"(iv) at the time of designation of any Permitted Partially Owned Subsidiary as such, that portion of Consolidated EBITDA attributable to all Permitted Partially Owned Subsidiaries (including the Subsidiary proposed to be designated as such) does not represent more than 15% of the Consolidated EBITDA for the four-Fiscal Quarter period most recently ended."

         g. The definition of "Seller Notes" in Section 1.01 of the Company Indenture shall be amended to read in its entirety as follows:

         "Seller Notes" means, collectively, any unsecured promissory notes
          ------------
issued by Holdings to any seller or sellers in connection with a Permitted Acquisition which are permitted to be incurred under Section 5.04(b)(xi) of the Holdings Indenture.

3.       Section 5.04 (Incurrence of Indebtedness and Issuances of Disqualified
         ----------------------------------------------------------------------
Capital Stock or Preferred Stock).
---------------------------------

         The final proviso of the final sentence of Section 5.04(a) shall be amended to read in its entirety as follows:

"provided, however, such calculations of Adjusted EBITDA with respect to Permitted Acquisitions, the consideration for which constitutes $3,000,000 or less, shall be based on reasonable estimations of such pre-acquisition Adjusted EBITDA based on actual pre-acquisition revenues."

4.       Company Indenture Remains in Effect. Except as expressly amended
         -----------------------------------
herein, the Company Indenture shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Company Indenture or the Notes or to prejudice any other right or rights which the holders of the Notes may now have or may have in the future under or in connection with the Company Indenture or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

5.       Counterparts.  This Amendment may be executed by one or more of the
         ------------
parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6.       GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
         -------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.       Effectiveness.  The effectiveness of this Amendment shall be contingent
         -------------
on the execution of the Company 144A Notes Indenture, the sale of the Company 144A Notes and the consummation of Holdings' initial public offering.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the day and year first above written.

VICAR OPERATING, INC.


By:
         --------------------------------------------
         Name:
         Title:


CHASE MANHATTAN BANK AND TRUST
COMPANY, NATIONAL ASSOCIATION


By:
         --------------------------------------------
         Name:
         Title:

Agreed to and accepted by:

GS MEZZANINE PARTNERS II, L.P.

By:      GS Mezzanine Advisors II, L.L.C.,
         its general partner


By:
         --------------------------------------------
         Name:
         Title:



GS MEZZANINE PARTNERS II OFFSHORE, L.P.

By:      GS Mezzanine Advisors II, L.L.C.
         its general partner


By:
         --------------------------------------------
         Name:
         Title:



TCW LEVERAGED INCOME TRUST, L.P.

By:      TCW Advisers (Bermuda), Ltd.
         as its General Partner


By:
         --------------------------------------------
         Name:
         Title:



By:      TCW Investment Management Company
         as Investment Adviser

By:
         --------------------------------------------
         Name:
         Title:

TCW LEVERAGED INCOME TRUST II, L.P.

By:      TCW (LINC II), L.P.
         as its General Partner

By:      TCW Advisers (Bermuda), Ltd.
         its General Partner


By:
         --------------------------------------------
         Name:
         Title:



By:      TCW Investment Management Company
         as Investment Adviser

By:
         --------------------------------------------
         Name:
         Title:

TCW LEVERAGED INCOME TRUST IV, L.P.

By:      TCW Asset Management Company
         As its Investment Adviser

By:
         --------------------------------------------
         Name:
         Title:



By:
         --------------------------------------------
         Name:
         Title:



By:      TCW (LINC IV), L.L.C.
         As General Partner

By:      TCW Asset Management Company
         As its Managing Member

By:
         --------------------------------------------
         Name:
         Title:


By:
         --------------------------------------------
         Name:
         Title:

TCW/CRESCENT MEZZANINE PARTNERS II, L.P.

By:      TCW/Crescent Mezzanine II, L.P.
         its general partner or managing owner

By:      TCW/Crescent Mezzanine, L.L.C.
         its general partner


By:
         --------------------------------------------
         Name:
         Title:



TCW/CRESCENT MEZZANINE TRUST II

By:      TCW/Crescent Mezzanine II, L.P.
         its general partner or managing owner

By:      TCW/Crescent Mezzanine, L.L.C.
         its general partner


By:
         --------------------------------------------
         Name:
         Title:



THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:
         --------------------------------------------
         Name:
         Title: